EXHIBIT 3(i).1

                           (Articles of Incorporation)

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                            ARTICLES OF INCORPORATION

                                       OF

                        AMERICAN CONSOLIDATED MINES, CO.

KNOW ALL MEN BY THESE PRESENTS:

         We, the undersigned, natural persons of the age of 21 years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                ARTICLE I - NAME

         The name of the corporation shall be AMERICAN CONSOLIDATED MINES, CO.

                              ARTICLE II - DURATION

         The period of its duration shall be perpetual.

                        ARTICLE III - CORPORATE PURPOSES

         The general purposes and objects for which the corporation is organized are:

         a. To acquire and develop mining properties.

         b. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

         c. The foregoing clauses shall be construed both as objects and powers and shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof as conferred by the laws of the State of Utah; and it is the intention that the purposes, objects and power specified in each of the paragraphs shall be considered as independent objects and powers.

                          ARTICLE IV - SHARES OF STOCK

         The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares with a par value of $.001. Shares of stock have no pre-emptive rights, and upon issue are fully paid and non-assessable.

                         ARTICLE V - COMMENCING BUSINESS

         The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                    ARTICLE VI - REGISTERED AGENT AND OFFICE

         The name and post office address of its initial registered agent is Steven J. Haslam, 5759 South 1145 East, Salt Lake City, Utah 84121

         The post office address of its initial registered office is 5759 South 1145 East, Salt Lake City, Utah 84121.

                             ARTICLE VII - DIRECTORS

         That the number of directors of this corporation, their qualifications, terms of office and the time and manner of their election, removal and resignation shall be as follows:

         The number of directors shall not be less than three (3) nor more than seven (7), the exact number within such limits to be determined in the manner prescribed by the by-laws.

         Directors shall be eleted at the annual meeting of the stockholders of this corporation and shall serve for one year and until their successors shall have been duly elected and qualified.

         A majority of the entire number of directors, but not less than two, shall be necessary to form a quorum of the board of directors, authorized to transact the business and exercise of the corporation powers of the corporation.

         Such officers shall consist of:

         (a)      President;

         (b) One or more Vice Presidents as shall be provided by the by-laws or the board of directors;

         (c)      A Secretary; and,

         (d) A Treasurer (may be held by officers who concurrently hold another office).

         Such officers shall be elected annually by the board of directors and shall serve for one year and until their successors shall have been duly elected and qualified.

         Any officer may be removed by vote of a majority of the board of directors or in such other manner as may be prescribed in the by-laws.

                        ARTICLE VIII - INITIAL DIRECTORS

         That the following named person, parties hereto, shall be the directors and officers of this corporation from the date hereof and until their successors shall have been elected and qualified:

         Steven J. Haslam                             President and
         5759 South 1145 East                         Chairman of the
         Salt Lake City, UT  84121                    Board

         William Thomas Chandler, Jr.                 Vice President and
         11129 South 2125 East                        Director
         Sandy, UT  84070

         William D. Moeller                           Secretary/Treasurer
         115l North Grove Drive                       Director
         Alpine, UT  84003

                     ARTICLE IX - SHAREHOLDER'S LIABILITY

         That the private property of the stockholders of this corporation shall not be liable for the debts or obligations of this corporation.

                            ARTICLE X - INCORPORATORS

          The name and address of each incorporator is:

          Steven J. Haslam                              5759 South 1145 East
                                                        Salt Lake City, UT 84121

          William Thomas Chandler, Jr.                  11129 South 2125 East
                                                        Sandy, UT 84070

          William D. Moeller                            1151 North Grove Drive
                                                        Alpine, UT 84003


                ARTICLE XII - DIRECTORS' AND OFFICERS' CONTRACTS

         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void and voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors, or a committee thereof, which authorizes, approves or ratifies such contract or transactions, or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

         IN WITNESS WHEREOF, the said parties, incorporators hereof, have hereunto subscribed their names this 4th day of November 1980.

                                           /s/ Steven J. Haslam
                                          -------------------------------------
                                          Steven J. Haslam


                                           /s/ William Thomas Chandler, Jr.
                                          -------------------------------------
                                          William Thomas Chandler, Jr.

                                            /s/ William D. Moeller
                                           ------------------------------------
                                           William D. Moeller

STATE OF UTAH                         )
                                      :
COUNTY OF SALT LAKE                   )

         SUBSCRIBED AND SWORN to before me by Steven J. Haslam, William Thomas Chandler Jr., William D. Moeller this 4th day of November 1980.

                                              /s/ Tammy Reich
                                            ------------------------------------
                                            NOTARY PUBLIC
                                            Residing in Salt Lake City, UT
My Commission Expires:
         4-25-83




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